SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    EXHIBITS
                                      FILED
                                      WITH

                       POST-EFFECTIVE AMENDMENT NO. 19 TO
                             REGISTRATION STATEMENT
                                       ON
                                    FORM N-1A
                             TEMPLETON INCOME TRUST


PAGE





                                  EXHIBIT LIST



         EXHIBIT NUMBER             NAME OF EXHIBIT

                  1(F)    Establishment and Designation of Classes
                            (Advisor Class)

                  27      Financial Data Schedules




PAGE



                       Establishment and Designation

                   Of Classes of Shares of Beneficial Interest

                            Par Value $0.01 Per Share

                  The undersigned, being a majority of the Trustees of Templeton Income Trust, a Massachusetts business trust (the "Trust"), acting pursuant to
Section 5.12 of the Declaration of Trust dated June 16, 1986, as previously amended (the "Declaration of Trust") of the Trust, hereby divide the shares of beneficial interest of the Templeton Global Bond Fund series of the Trust (the "Fund") into three separate classes, each class to have the following special and relative rights:

                  1. The classes shall be designated "Templeton Global Bond Fund Class I," "Templeton Global Bond Fund Class II" and "Templeton Global
 Bond Fund Advisor Class."

                  2. The Fund shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933. Each share of beneficial interest of the Fund ("Share") shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which Shares of the Fund shall be entitled to vote (subject to paragraph 3 below), shall represent a pro rata beneficial interest in the assets allocated to the Fund (subject to paragraph 4 below) and shall be entitled to receive its pro rata share of net assets of the Fund upon liquidation of the Fund, all as provided in the Declaration of Trust.

                  3. Shareholders of the Fund shall vote together as a single class on any matter, except to the extent required by the Investment Company Act of 1940, as amended (the "1940 Act"), or when the Trustees have determined that the matter affects only the interests of Shareholders of a particular class of Shares, in which case only the Shareholders of such class shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to any class as provided in Rule 18f-2 under the 1940 Act, or any successor rule, and in the Declaration of Trust.

                  4. Liabilities, expenses, costs, charges and reserves related to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular class may be charged to and borne solely by such class and the bearing of expenses solely by a class of Shares may be appropriately reflected (in a manner determined by the Trustees), and cause differences in, the net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different classes. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all classes for all purposes.

                  5. Shares of each class of the Fund may vary between themselves as to rights of redemption and conversion rights, as may be approved by the Trustees and set forth in the Fund's then-current prospectus.

                  6. The Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of the Fund or any class thereof hitherto or hereafter created, or to otherwise change the special and relative rights of the Fund or any class thereof, provided that such change shall not adversely affect to rights of the Shareholders of such Fund or class.

                  IN WITNESS WHEREOF, the undersigned have executed this instrument this 26th day of December, 1996.




/s/HARRIS J.ASTON
   Harris J. Ashton, Trustee                        Charles B. Johnson, Trustee



                                                  /s/BETTY P. KRAHMER
   Nicholas F. Brady, Trustee                        Betty P. Krahmer, Trustee




/s/S. JOSEPH FORTUNATO                            /s/GORDON S. MACKLIN
   S. Joseph Fortunato, Trustee                      Gordon S. Macklin, Trustee



                                                  /s/FRED R. MILLSAPS
   John Wm. Galbraith, Trustee                       Fred R. Millsaps, Trustee



/s/ANDREW H. HINES, JR.
   Andrew H. Hines, Jr., Trustee                     Hasso-G Von Diergardt-Naglo, Trustee


PAGE


                                   CERTIFICATE

         Pursuant to Section 10.1 of the Declaration of Trust, the undersigned Trustee hereby acknowledges and certifies that this instrument is made in accordance with the provisions of the Declaration of Trust, and shall be effective upon its filing with the Secretary of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the undersigned has executed this instrument this 26th day of December, 1996.



                                             /s/ANDREW H. HINES, JR.
                                                Andrew H. Hines, Jr., Trustee